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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-89908 and No. 333-30561) and Form S-3 (No. 333-44559 and No. 333-30473) of P-Com, Inc. of our report dated January 22, 1998 (except for Note 10 which is as of March 28, 1998) appearing on page 39 of this Annual Report on Form 10-K.


Price Waterhouse LLP
San Jose, California
March 30, 1998